UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2019
EVOQUA WATER TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38272	46-4132761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Sixth Avenue Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (724) 772-0044
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AQUA	New York Stock Exchange

Explanatory Note
This Amendment No. 1 on Form 8-K/A is being filed as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by Evoqua Water Technologies Corp. (the “Company”) on February 20, 2019 (the “Original Form 8-K”). The Original Form 8-K was filed to report, among other things, the results of the matters submitted to a vote at the Company’s 2019 Annual Meeting of Stockholders held on February 14, 2019 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision with respect to the frequency of future stockholder advisory votes on executive compensation. This Amendment does not otherwise modify the Original Form 8-K in any way.
Item 5.07. Submission of Matters to a Vote of Security Holders.
As previously reported in the Original Form 8-K, in an advisory vote concerning the frequency of future advisory votes on executive compensation held at the Company’s Annual Meeting, the Company’s stockholders approved an annual frequency. The Board of Directors of the Company has considered the outcome of this advisory vote and has determined that the Company will hold an advisory vote on executive compensation on an annual basis until the next advisory vote concerning the frequency of future advisory votes on executive compensation is held.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 13, 2019		EVOQUA WATER TECHNOLOGIES CORP.

		By:	/s/ Benedict J. Stas
Benedict J. Stas
Chief Financial Officer